UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 24, 2020

PARSONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-07782	95-3232481
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5875 Trinity Parkway, #300

Centreville, VA 20120

(Address of principal executive offices) (Zip Code)

(703) 988-8500

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	PSN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2020, the board of directors (the “Board”) of Parsons Corporation (the “Corporation”) elected to appoint each of David C. Wajsgras and Gen. Darren W. McDew, USAF (Ret.) to serve on the Board, filling the vacancies created by an increase in the size of the Board to ten members.

Mr. Wajsgras was appointed as a Class II director, with an initial term expiring at the 2021 annual meeting of stockholders of the Corporation. He is expected to serve on the Audit and Compensation Committees.

Gen. McDew was appointed as a Class III director, with an initial term expiring at the 2022 annual meeting of stockholders of the Corporation. He is expected to serve on the Compensation and Corporate Governance and Responsibility Committees.

The elections follow the election of Ms. Letitia Long to the Board of Directors in April 2020 and continue Parsons’ commitment to a strong and independent Board of Directors with diverse and valuable backgrounds that align with the Corporation’s strategic priorities.

Gen. McDew served with distinction in the United States military for 36 years. Throughout his career, he had the opportunity to lead at all echelons; culminating as the Commander, United States Transportation Command (USTRANSCOM). As a unified combatant command comprised of all the armed services, he served as the senior uniformed officer responsible for global air, land, and sea transportation, and patient movement for the Department of Defense. Gen McDew was commissioned as an Air Force officer in 1982. His journey began as a pilot and continued through multiple operational leadership roles and unique assignments at the White House (Military Aide to the President), the Pentagon (Strategic Plans and Policy for the Chairman of the Joint Chiefs), and on Capitol Hill (Chief, Air Force Senate Liaison).

Mr. Wajsgras has 20 years of experience at the senior executive management level, providing operational, strategic and financial leadership in both the commercial and defense industries. He most recently served as President of the Intelligence, Information and Services (IIS) business at the former Raytheon Company, now part of Raytheon Technologies after the merger with United Technologies Corporation in April 2020. Under Mr. Wajsgras’ leadership, IIS drove digital transformation by challenging traditional defense industry software development tools, culture and process standards through the implementation of commercial software best practices. Mr. Wajsgras was named to Executive Mosaic’s Wash100 list of top government contracting leaders for the past six years. He was also selected as WashingtonExec’s Intel Industry Executive of the Year in 2019 and Federal Computer Week’s Industry Eagle award winner in 2018. Previously, he was senior vice president and chief financial officer at Raytheon and directed the company’s overall financial strategy.

Pursuant to the Corporation’s Non-Employee Director Compensation Policy, Gen. McDew and Mr. Wajsgras will be entitled to receive cash and equity compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARSONS CORPORATION

Date: June 24, 2020	By:	/s/ Michael R. Kolloway
Michael R. Kolloway
Chief Legal Officer and Secretary